Exhibit 99.1

SINO-GLOBAL ANNOUNCES SERVICING MEMORANDUM OF UNDERSTANDING
WITH BRAZIL’S WILSON, SONS SHIPPING AGENCY

- Wilson, Sons Shipping Agency is the Oldest and the Largest Independent
Brazilian Ship Agent Not Owned by Shipowners -

Beijing, November 22, 2011 – Sino-Global Shipping America, Ltd. (Nasdaq: SINO), a leading non-state-owned provider of shipping agency services operating primarily in China, today announced that it has signed a memorandum of understanding (MOU) with Wilson, Sons Shipping Agency, subsidiary of Wilson, Sons, a public company listed on the BM&FBovespa Exchange Brazil (WSON11).

Under the terms of the MOU, Sino-Global will recommend Wilson, Sons to act as an agent to attend Sino-Global clients’ vessels in Brazil and Wilson, Sons will recommend Sino-Global to act as its agent in China for its clients’ vessels loading in Brazil and discharging in China.

Mr. Cao Lei, Sino-Global’s Chief Executive Officer, stated, “This reciprocal appointment agreement follows similar agreements with Monson Agencies in Australia, Forbes & Company in India, COSCO Container Shipping Agency in China, and King & Sons in South Africa. It is a key component in Sino-Global’s strategic plan to extend its services worldwide by linking with leading shipping agencies in geographically diverse shipping ports.  We are very pleased to establish a partnership with Wilson, Sons, the largest shipping agency in Brazil, and we anticipate that the various business opportunities that this opens to both companies could generate meaningful incremental revenue and earnings.  Sino-Global will continue to pursue other such reciprocal business agreements in the future.”

Mr. Frederico Sawabini, General Manager of Wilson, Sons Agency, added, “The substantial and increasing volume of business conducted by our clients between Brazilian and Chinese ports requires a strong partner in China.  We expect to serve more ships from China and believe that Sino-Global’s history of high-quality service and ability to provide shipping agency services to ships in China’s ports will add tremendous value to our existing offering of shipping agency and logistics services.”

About Sino-Global Shipping America, Ltd.

Registered in the United States in 2001 and operating primarily in mainland China, Sino-Global is a leading, non-state-owned provider of high-quality shipping agency services. With local branches in most of China's main ports and contractual arrangements in all those where it does not have branch offices, Sino-Global is able to offer efficient, high-quality shipping agency services to shipping companies entering Chinese ports. With a subsidiary in Perth, Australia, where it has a contractual relationship with a local shipping agency, Sino-Global provides complete shipping agent services to companies involved in trades between Chinese and Australian ports. Sino-Global also cooperates with companies in Hong Kong, China, India, and South Africa to offer comprehensive shipping agent services to vessels going to and from some of the world's busiest ports.

- More -

Sino-Global provides ship owners, operators and charters with comprehensive yet customized shipping agency services including intelligence, planning, real-time analysis and on-the-ground implementation and logistics support. Sino-Global has achieved both ISO9001 and UKAS certifications.

About Wilson, Sons Shipping Agency

Founded in 1837, Wilson, Sons Shipping Agency is the oldest and the largest independent Brazilian shipping agency. It provides shipping agency services to customers at every major port in Brazil, with national coverage through over 18 of its own offices along the Brazilian coast. These services include port agency, documentation, container and disbursement accounts control, visa services for foreign crewmembers and other services for vessels in the ports where it operates. Its parent company, Wilson, Sons is listed on the BM&FBovespa Exchange Brazil (WSON11) and is engaged in four main businesses, including Port Terminals, Towage, Logistics, Shipping Agency, Offshore, and Shipyards

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###